Exhibit 99.1

NYSE MKT Accepts Pareteum’s Continued Listing Plan

NEW YORK, December 9, 2016 /PRNewswire/-- Pareteum Corporation (NYSE MKT: TEUM) (“Pareteum,” or the “Company”), a leading provider of mobile networking software and services, today announced its receipt of notification from NYSE MKT LLC indicating the Company has until June 6, 2017 to regain compliance with the Exchange’s continued listing standards as described below.

On December 6, 2016, the Company received a notice from the Exchange (the “Exchange”) indicating that the Company is not currently in compliance with the Exchange’s continued listing standards as set forth in Section 1003(f)(v) of the NYSE MKT Company Guide (the “Company Guide”). The Company was previously notified by the Exchange in its May 26, 2016 notice that, in accordance with the continued listing standards set forth in Section 1003(f)(v) of the Company Guide, due to the average selling price of the Company’s common stock falling below the acceptable minimum required average share price, the Exchange deemed it appropriate for the Company to effect a reverse stock split. With the Company having not presently effected a reverse stock split, the Exchange has further notified the Company in the December 6, 2016 notice, that the Company’s continued listing is predicated on either affecting a reverse stock split or otherwise demonstrating sustained price improvement by no later than June 6, 2017. At the Company’s Annual Meeting of Shareholders held on August 16, 2016, the Company’s shareholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the common stock at a ratio of between one-for-ten and one-for-twenty five with such ratio to be determined at the sole discretion of the Board of the Directors of the Company in order to regain compliance with the NYSE continued listing standards.

“We are pleased with the substantive progress we have made towards meeting our plan and restoring the company to full compliance with the NYSE MKT,” said Hal Turner, Pareteum’s Executive Chairman. “With the near completion of our restructuring last quarter, the Company reached pro forma EBITDA breakeven at the end of September 2016. We are squarely focused on moving forward our business and substantial growth plans. We continue to make demonstrable progress and expect to operate with profitable EBITDA (pro forma) in the fourth quarter. The announcement of our Global Mobility Cloud Platform, and the newly added clients, signals that the market sees value in our software service offerings. We expect many more new partner and client relationships, all supported by our EBITDA (pro forma) profitable operations. It is this performance and expected results that bolsters our confidence that we will fully meet our Exchange compliance plan objectives in due course,” Mr. Turner added.

About Pareteum Corporation:

Pareteum Corporation, and its subsidiaries (also referred to as “Pareteum”, and “the Company”) provide a complete mobility cloud platform, utilizing messaging and security capabilities for the global Mobile, MVNO, Enterprise and IoT markets. Pareteum’s large MVNE customers, include Vodafone (NASDAQ: VOD, the world’s second largest mobile operator by customer), Zain (KW: ZAIN, the 4th largest mobile operator in the world in terms of geographical presence) and Cleartech. For more information please visit: www.pareteum.com.

Forward-Looking Statements:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum.

Investor Relations Contacts:

Steve Gersten

(813)-926-8920

sgersten@tampabay.rr.com

Scott Gordon

CoreIR

(631)-703-4900

scottg@coreir.com